                                                                    EXHIBIT 10.4

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (hereinafter referred to as the  "Agreement")  made and entered into effective as of March 4, 2005, by and among WHX CORPORATION  (hereinafter  referred to as "WHX", and together with its subsidiaries,  the "Company"), a corporation organized under the laws of the
State of Delaware,  with principal offices located at 110 East 59th Street,  New
York,  New York 10022,  HANDY & HARMAN  (hereinafter  referred  to as "H&H"),  a corporation organized under the laws of New York, with principal offices located at 555  Theodore  Fremd  Avenue,  Rye,  New York 10580 and ROBERT K.  HYNES,  an
individual  with an office  address at 110 East 59th Street,  New York, New York
10022.

            WHEREAS,  you have been employed as the Vice President,  Finance and then as the Chief Financial  Officer of WHX pursuant to that certain  employment agreement (the "Prior  Agreement")  dated as of July 1, 2001 between WHX and the
Executive.

            WHEREAS, the parties desire to amend and restate the Prior Agreement pursuant to the terms described herein in consideration  of, among other things, your  agreement to perform  additional  services for the benefit of H&H and your extraordinary and continuing  efforts in assisting the Company in developing and analyzing its strategic alternatives.

            1. You shall hold the office of the Chief Financial  Officer of WHX.
Your  employment  with WHX shall  continue  through  June 30,  2005,  subject to earlier  termination  pursuant  to the  provisions  set forth  below,  and shall automatically be extended for successive one-year terms unless either you or the
Company  shall advise the other upon not more than 60 days nor less than 30 days notice that such term shall not be renewed; provided that if the Agreement shall not be renewed by the  Company,  you shall be entitled to the benefits set forth in Section 8(b) hereof as if your  employment  had been  terminated  pursuant to
Section  7(c)  hereof.  The  parties  desire  to enter  into this  Agreement  to supersede the Prior Agreement.  The Prior Agreement is hereby terminated and all obligations  under that  agreement are  terminated,  except as are  specifically otherwise provided in this Agreement.

            2. You agree to use your best  efforts to promote the  interests  of the Company and devote your full  business  time,  attention and energies to the business and affairs of the Company.  You agree to perform such  services as are customary to your  position and as shall from time to time be assigned to you by
the  Board  of  Directors  of  WHX,  including  without  limitation,   executive
management services from time to time on behalf of H&H. You shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage;
but this shall not be construed as preventing  you from  investing your personal assets in businesses that do not compete with the Company in such form or manner as will not require any services on your part in the operation of the affairs of the companies in which such investments are made and in which your participation is solely that of an investor;  and except that you may purchase  securities  in any  corporation  whose  securities are regularly  traded,  provided,  that such purchase  shall not result in your owning  beneficially  at any time one percent
(1%) or more of the equity  securities of any corporation  engaged in a business directly competitive with that of the Company.

            3. Your  annual  base  salary  shall be no less than  $250,000  less applicable federal,  state and local tax deductions,  payable in accordance with the Company's  customary payroll practices.  Any increases in your annual salary shall be in the sole  discretion of WHX's Board of Directors.  You shall also be entitled to such annual bonus, if any, as the  Compensation  Committee of WHX or the Board of Directors of WHX in its absolute discretion shall determine.

            4. You shall be  eligible  to  participate  in such of the bonus and stock option plans or similar arrangements that may be offered from time to time by the Company,  in accordance  with the terms and provisions of such plans,  in the sole  discretion of WHX's Board of Directors.  You shall also be eligible to continue to participate in the H&H Management  Incentive Plan (the "Bonus Plan")
and the H&H Long-Term Incentive Plan (the "Incentive Plan").  Specifically,  you
shall  continue  to be  eligible  and to  participate  in (a) the Bonus  Plan in respect of the 2001 plan year (on a pro-rated basis), and (b) the Incentive Plan in  respect  of the  1999  through  2003  cycle,  subject  in  each  case to the attainment of performance goals established by the Board of Directors of Handy &
Harman in its sole discretion.

            5. (a) You shall be eligible to participate in the Company  employee benefit plans and programs,  in accordance with the terms and provisions of such plans, subject to the sole discretion of WHX's Board of Directors. Specifically, you  shall  be  eligible  to  continue  to  participate  in the  Handy &  Harman
Supplemental  Executive  Retirement  Plan and the Handy & Harman  Executive Life
Insurance and Post-Retirement Life Insurance Program, in each case in accordance with the terms and provisions of such plans.

               (b) The Company shall reimburse you for annual financial,  estate and tax  planning  and tax  preparation  expenses  up to a maximum of 3% of your annual base salary in effect on January 1 of each tax year.

               (c) You shall be  provided  with a Company  car  provided  at the
Company's  expense (which shall be your current car provided by Handy & Harman), and  such  car  may  be  replaced  in  the  Company's  sole  discretion  with  a substantially equivalent model.

               (d) You shall be entitled to vacation  with pay of four (4) weeks in each  calendar  year.  This  vacation  time shall be  pro-rated  for  partial employment in any calendar year.

               (e) You shall be entitled to health insurance coverage, if and to the extent provided to all other employees of the Company.

            6. (a) The Company shall  reimburse you for all reasonable  business
expenses  incurred  by  you  in  accordance  with  the  Company's   policies  on
reimbursement for business expenses as then in effect.

                                      -2-

               (b) You and your spouse shall  continue to be entitled to receive post-retirement  health  insurance  benefits  from  Handy  &  Harman  under  its
Post-Retirement  Medical Plan in effect for employees of Handy & Harman prior to
1992 on such terms and conditions in place for other  employees  covered by such plan.

            7. (a) The  Company  may  terminate  your  employment  at any  time, without prior notice,  for any of the  following  reasons:  (i) your engaging in conduct which is materially injurious to the Company, its affiliates,  or any of its respective customer or supplier relationships, monetarily or otherwise; (ii)
your engaging in any act of fraud,  misappropriation  or embezzlement or any act which would constitute a felony (other than minor traffic violations);  or (iii)
your material breach of this Agreement.

               (b) If, as a result of your  incapacity due to physical or mental illness,  you shall have been  absent  from the  full-time  performance  of your duties  hereunder  for at least 120 days  within  any  twelve  (12)  consecutive months,  excluding  vacation time actually used in accordance with the Company's policies thereon, your employment may be terminated by the Company, upon written notice in accordance with paragraph 8 hereof without further notice.

               (c) The  Company,  in its sole  discretion,  may  terminate  your employment at any time for any reason other than those stated in paragraphs 7(a)
or 7(b) upon thirty (30) days prior written notice.

            8. (a) If your  employment is terminated by the Company  pursuant to paragraph  7(a),  you  shall  receive  your  base  salary  through  the  date of termination and the Company shall have no further  obligations to you under this
Agreement.

               (b) If your  employment is terminated by the Company  pursuant to paragraph  7(b) or 7(c) or as a  result  of  your  death,  you or your  personal representative, guardian, or the representative of your estate shall be entitled to the following severance and benefits:

                   (i) The  Company  shall  pay  you a  severance  payment  (the
"Severance  Payment")  equal to one (1) year's full base salary at your  highest rate in effect  during the twelve  (12) months  preceding  the date on which the
Notice of  Termination  is  given,  plus any Bonus  Plan  compensation  you have accrued;

                   (ii) The Company shall pay you the Severance Payment no later than the thirtieth  (30th) day following  the date of  termination.  The Company shall pay the Severance Payment in one lump sum payment.

                   (iii) The  Company  shall  continue  to  provide  you or your family with all of the benefits described in Section 5 hereof including, without limitation, accruals under existing pension plans, life insurance (other than in the event of termination  of employment as a result of your death),  medical and dental insurance  benefits,  financial planning and a company-owned  automobile, for twelve (12) months following the date of termination.  In addition,  (x) the

                                      -3-

Company  shall  assign to you all life  insurance  policies  (and the their cash surrender  value) taken out on your behalf while you were  employed at Handy and
Harman and (y) you shall be entitled to receive any payments under the Handy and
Harman Supplemental  Employment  Retirement Plan to which you otherwise would be entitled as and when such payments are required to be made.

                   (iv)  During the period you are  receiving  any  payments  or benefits under  paragraph  8(b),  you agree to promptly  notify the Company upon your  acceptance  of any  other  employment  and upon your  eligibility  for any medical  benefits,  insurance,  financial  planning  or use  of a  company-owned vehicle by your new employer,  you shall no longer be eligible to participate in the corresponding aspects of the Company's benefit plans and arrangements.

            Upon the payment to you of the benefits under Section 8(b), Sections
9 and 10 shall  terminate and you shall not be entitled to any further  payments under such terminated sections.

            9. You shall be  entitled to  terminate  your  employment  for "Good
Reason", which shall mean the occurrence of one of the following circumstances:

               (a) a  reduction  in your  annual base salary as in effect on the date of such change;

               (b) the Company  causes the relocation of the office in which you are  located  prior to the change to a location  more than fifty  miles from New
York, New York,  except for required travel on the business of the Company to an extent substantially consistent with your present business travel obligations;

               (c) breach of this Agreement by the Company; or

               (d)  failure of the  Company to obtain a  satisfactory  agreement from any successor to assume and agree to perform this Agreement.

            10. Upon the occurrence of any of the events set forth in Section 9, you shall for Good  Reason  upon  notice  pursuant  to  Section 17 hereof to the
Company,  if such  occurrence  is not cured  within 30 days of  receipt  of such notice, be entitled to the following benefits:

               (a) The Company shall pay you a severance payment (the "Severance
Payment")  equal to one (1)  year's  full base  salary at your  highest  rate in effect  during the twelve (12) months  preceding the date on which the Notice of
Termination is given plus any Bonus Plan compensation you have accrued;

               (b) For a twelve  (12) month  period  after  termination  of your employment,  the Company  shall  arrange to provide  you with life,  medical and dental insurance  benefits,  financial  planning and a company-owned  automobile substantially  similar to those which you are  receiving  or entitled to receive immediately  prior to the  Notice of  Termination,  unless you are  eligible  to receive such benefits from a subsequent employer;

                                      -4-

               (c) The Company shall pay you the Severance Payment no later than the thirtieth  (30th) day following the date of  termination.  The Company shall pay the Severance Payment in one lump sum payment.

               (d) Upon the payment to you of the benefits under Sections 10(a),
(b) and (c),  Sections 7 and 8 shall  terminate and you shall not be entitled to any further payments under such terminated sections.

            11. Your continued employment shall not constitute consent to, or as a waiver of rights with respect to, any  circumstance  constituting  Good Reason hereunder  for a period of sixty  (60) days  following  the  occurrence  of such event,  and  thereafter  such  circumstance  shall be deemed  waived as an event giving rise to a termination pursuant to Section 9.

            12. Any  termination  of your  employment by the Company,  or by you shall be  communicated  by written  "Notice of  Termination"  to the other party hereto in accordance with Section 17 hereof.  For purposes of this Agreement,  a
Notice of Termination  shall mean a notice  indicating the specific  termination provision in this Agreement  relied upon and setting forth in reasonable  detail the facts and  circumstances  claimed to provide a basis for termination of your employment  under the  provision  so  indicated.  Further,  you agree  that upon termination  that you will resign  effective as of the date of termination  from any and all directorships you may hold in the Company.

            13.  "Date of  Termination"  shall  mean  (30)  days  after the date specified in the Notice of Termination.

            14.  (a)  You  agree  that,  at all  times  during  and  after  your employment with the Company, you shall hold and protect in strict confidence and shall not (except as required in the  furtherance  of the Company's  business or with the Company's prior written consent) use or disclose for any purpose to any person who is not then a Company  employee any of the Company's  confidential or proprietary  information,  and you shall not cause or assist any other person to use,  publish  or  disclose  any  of  such  information  except,  however,  such information as shall have become generally available to the public other than by your action, cause or fault.

               (b) All papers,  books and records of every kind and  description relating to the business and affairs of the Company or its  affiliates,  whether or not prepared by you, shall be the sole and exclusive property of the Company, and you shall  surrender  them to the  Company  at any time upon  request by the
Chairman or the Board or any authorized officer of the Company.

               (c) The provisions of subsections 14(a), (b) and (c) will survive the  expiration or earlier  termination  of the term of this Agreement and shall extend for a period of thirty-six (36) months thereafter.

               (d) You also agree that, for a period of 18 months  following the termination of your  employment,  you will not (i) offer,  perform or attempt to perform  services  for any other  person,  firm or  corporation  if any of those

                                      -5-

services  would use or  disclose  or cause  disclosure  of any  confidential  or proprietary  information,  (ii) cause, assist or encourage any solicitation of a customer of the Company for a sale in  competition  with the Company,  and (iii)
cause,  assist or encourage  any  recruitment  of any employee of the Company to become employed with another,  or take any other action not consistent with good faith employment with the Company.

               (e)  Notwithstanding  any other provision of this  Agreement,  if there is a breach or threatened  breach of the  provisions of this Section 14 of this Agreement,  the Company shall be entitled to an injunction  restraining you from such breach.  Nothing herein shall be construed as prohibiting  the Company from pursuing any other remedies for such breach or threatened breach.

            15. Subject to Section 14(e), any dispute or controversy between the
Company and you,  whether  arising out of or  relating  to this  Agreement,  the breach  of this  Agreement,  or  otherwise,  shall  be  settled  by  arbitration administered  by the American  Arbitration  Association  in accordance  with its
Commercial  Rules  then in effect  and  judgment  on the award  rendered  by the arbitrator  may be  entered  in any  court  having  jurisdiction  thereof.  Such arbitration shall take place in the New York City metropolitan area. The cost of any arbitration  proceeding  hereunder shall be borne equally by the Company and you. The arbitrator  shall have the authority to award any remedy or relief that a court of  competent  jurisdiction  could  order or grant,  including,  without limitation,  the issuance of an injunction.  However,  either party may, without inconsistency  with  this  arbitration  provision,  apply  to any  court  having jurisdiction  over such dispute or  controversy  and seek  interim  provisional, injunctive or other equitable relief until the arbitration  award is rendered or the controversy is otherwise  resolved.  In the event that it shall be necessary or  desirable  for you to retain  legal  counsel  and/or  incur  other costs and expenses in connection with this  arbitration  provision,  and provided that you substantially  prevail in the enforcement of such rights,  the Company shall pay
(or you shall be entitled to recover from the Company,  as the case may be) your reasonable  attorneys'  fees and  costs  and  expenses  in  connection  with any application under this arbitration  provision,  including the enforcement of any arbitration award, up to $25,000 in the aggregate.  Except as necessary in court
proceedings  to  enforce  this  arbitration   provision  or  an  award  rendered
hereunder,  or to obtain interim  relief,  neither a party nor an arbitrator may disclose the existence,  content or results of any arbitration hereunder without the prior written consent of the Company.

            16. (a) WHX and H&H shall be jointly  and  severally  liable for all amounts to be paid to you hereunder.

               (b) The  Company  agrees to maintain in full force and effect all director and officer liability  insurance  policies presently in effect pursuant to their  terms,  and to not  cancel  any such  policy  unless a new  policy  is substituted  that has  substantially  equivalent  coverage,  unless  the cost to maintain such insurance,  in the reasonable  discretion of the Company,  becomes excessive.

               (c) If you should incur any expenses in  connection  with the (i)
enforcement of any of your rights  hereunder,  including but not limited to, any amounts due to you  hereunder,  or (ii) defense of any claims,  whether by legal proceedings  or  otherwise,  for any amounts  paid by the  Company,  directly or

                                      -6-

indirectly, to you whether pursuant to this Agreement or otherwise, you shall be entitled to receive  pursuant to clause (i) or (ii) above, as and when requested from time to time,  whether  or not there has been an  adjustment  of any claims hereunder, in addition to the amounts payable hereunder, all reasonable costs of defense or collection, including attorneys' fees and disbursements, court costs, and any other such expenses which might be incurred.

               (d) The Company  hereby agrees to indemnify and hold you harmless to the fullest extent permitted by the Certificate of Incorporation and By-laws, as currently in effect, and in accordance with Delaware General Corporation Law, as amended from time to time (the "DGCL"), or any other applicable law as may be amended from time to time,  against any and all amounts  which you are or become obligated  to pay  because  of any  charge,  claim or claims,  whether  civil or criminal,  made  against you because of any act or omission or neglect or breach of duty,  including  any actual or alleged error or  misstatement  or misleading statement or other act done or wrongfully attempted,  which you commit or suffer while  acting in your  capacity  as an officer or  director of the Company or an affiliate  thereof  and  because of you being such an officer or  director.  The payments which the Company will be obligated to make hereunder shall include but shall not be limited  to all  expenses  (including  attorney's  fees),  damages, judgments,  fines,  settlements and costs,  cost of  investigation  and costs of defense of actual or threatened legal actions, claims or judicial administrative or other  proceedings  and appeals  therefrom and costs of attachment or similar bonds and shall be payable  within 30 days  after you have  given the  Company a written claim for such funds;  provided,  however, that the Company shall not be obligated to pay fines or other  obligations or fees imposed by law or otherwise which is  prohibited by  applicable  law from paying as  indemnity.  To the full extent so permitted,  the foregoing shall apply to actions by or in the right of the Company and require the Company to pay expenses,  including  bail bonds,  if any, in advance of final disposition as set forth above.

               (e) The Company shall not be liable under this  Agreement to make any payment in connection with any claim under Section 16(d) above:

                   (i) for which  payment is actually  made to you under a valid and collectable Company insurance policy, which premiums are paid by the Company or any of its affiliates,  except in respect of any deductible and excess beyond the amount of payment under such insurance;

                   (ii) for which you are  indemnified by the Company  otherwise than pursuant to this  Agreement,  provided such amount has previously been paid to you;

                   (iii) based upon or  attributable  to you gaining in fact any personal profit or advantage to which you were legally entitled;

                   (iv) for an  accounting  of  profits  in fact  made from your purchase or sale of securities  of the Company  within the meaning of applicable law;

                                      -7-

                   (v)  brought  about  or  contributed  to by  your  dishonesty seeking payment hereunder; provided, however, notwithstanding the foregoing, you shall be protected  under this Agreement as to any claims upon which suit may be brought against you by reason of any alleged  dishonesty on your part,  unless a judgment or other final and  nonappealable  adjudication  thereof adverse to you shall establish that you committed acts of active and deliberate dishonesty with actual dishonest  purpose and intent,  which acts were material and an essential element to the cause of actions so adjudicated; and

                   (vi) by you acting as a plaintiff  suing other  directors  or officers of the Company or its affiliates.

            17. Any notices  required by this Agreement  shall be in writing and shall be deemed to have been given when delivered by hand, sent by facsimile (so long as an original is mailed within 24 hours of such  facsimile  transmission), mailed by United  States  certified  mail,  return  receipt  requested,  postage prepaid, or sent by nationally-recognized overnight mail service, as follows:

                      If to you:

                      Mr. Robert K. Hynes
                      At the address provided to the Company in accordance with
                      this paragraph

                      If to the Company:

                      WHX Corporation
                      110 East 59th Street, 30th Floor
                      New York, New York 10022
                      Attention: Corporate Secretary

and or to such other  address as the parties may furnish to the other in writing in accordance  with this  paragraph.  Notices of change of address shall only be effective upon receipt.

            18. This Agreement  shall be governed by and construed in accordance with the laws of the State of New York  without  regard to its  conflict of laws principles.

            19. This Agreement sets forth the entire agreement and understanding of the parties  hereto with respect to the subject  matter hereof and supersedes all prior agreements,  arrangements and understandings among the Company and you with respect to such subject  matter.  This  Agreement may be modified only by a writing signed by you and the Company.  If any provision of this Agreement shall be held to be void or  unenforceable,  the  remainder  of this  Agreement  shall nevertheless  remain in full force and effect. This Agreement shall inure to the benefit of and be binding upon the Company's successors and assigns.

                                      -8-

            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date and year first above written.

                                      WHX CORPORATION

                                      By:  /s/ Neale X. Trangucci
                                          --------------------------------------
                                           Name:  Neale X. Trangucci
                                           Title: Chief Executive Officer

                                      HANDY & HARMAN

                                      By:  /s/ Daniel Murphy
                                           ------------------------------------
                                           Name:  Daniel Murphy
                                           Title: President

Agreed to this 4th day
of March, 2005

/s/ Robert K. Hynes
---------------------------------
Robert K. Hynes

                                      -9-